Exhibit 5.1

Squire, Sanders & Dempsey L.L.P.

800 Towers Crescent Drive, 14th Floor

Tysons Corner, VA 22182-2700

September 22, 2006

Board of Directors

ICF International, Inc.

9300 Lee Highway

Fairfax, VA 22031

Gentlemen:

We have acted as counsel for ICF International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale of shares of common stock, par value $0.001 (“Common Stock”), of the Company, including shares of Common Stock to cover over-allotments, if any. Up to 4,359,948 shares of Common Stock will be issued and sold by the Company (the “Primary Shares”) and up to 1,010,552 shares of Common Stock will be offered and sold by stockholders of the Company identified in the Registration Statement (the “Secondary Shares”).

We have reviewed the Registration Statement and have examined such other documents, and considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that, (a) when the Registration Statement has become effective, the Primary Shares, when issued by the Company and paid for in the manner contemplated by the prospectus contained in the Registration Statement, will be legally issued, fully paid and non-assessable and (b) the Secondary Shares have been legally issued and are fully paid and non-assessable.

The opinions set forth herein are rendered as of the date hereof and are based solely upon the General Corporation Law of the State of Delaware. We consent to the reference to our Firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Squire, Sanders & Dempsey L.L.P.